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                                                                     Exhibit 4.5

                                 AMENDMENT NO. 4
                                     TO THE
                              ROADWAY EXPRESS, INC.
                            401(k) STOCK SAVINGS PLAN
                           (EFFECTIVE JANUARY 1, 1996)

                  THIS AMENDMENT NO. 4 is made and executed this 26 day of October, 1999, by Roadway Express, Inc. (the "Company") to be effective as of January 1, 1996, unless expressly provided otherwise herein. Words and phrases used herein with initial capital letters which are defined in the Roadway Express, Inc. 401(k) Stock Savings Plan (the "Plan") are used herein as so defined.

                  1. Effective January 1, 1997, the second sentence of Section 2.14(b) of the Plan is deleted.

                  2. Effective January 1, 1999, Section 2.22 of the Plan is amended in its entirety to read as follows:

         2.22     Eligible Rollover Distribution
         ---------------------------------------

                  "Eligible Rollover Distribution" means any distribution of all or any portion of the Participant's Account, except (a) any distribution required under Code Section 401(a)(9), (b) any distribution if it and all other Eligible Rollover Distributions to the Participant during the calendar year are reasonably expected to total less than Two Hundred Dollars ($200), (c) the portion of a distribution not includible in gross income (determined without regard to the exclusion for net unrealized appreciation described in Code Section 402(e)(4)), (d) any "hardship" distribution (as defined in Code Section 401(k)) and (e) such other amounts specified in Treasury regulations or Internal Revenue Service rulings, notices or announcements issued under Code Section 402(c).


                  3. Effective January 1, 1997, the second sentence of Section
2.23 of the Plan is amended in its entirety to read as follows:

         For purposes of this Section, a "leased employee" means any person who, pursuant to an agreement between a Controlled Group Member and any other person ("leasing


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         organization"), has performed services for the Controlled Group Member on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction and control of the Controlled Group Member."


                  4. Effective January 1, 1999, Section 2.27 of the Plan is amended in its entirety to read as follows:

         2.27     Enrollment Date
         ------------------------

                  "Enrollment Date" means the first day of the first pay period of the month following the month in which application for enrollment is received by the Trustee as set forth in the enrollment procedures established by the Plan Administrator.


                  5. Effective January 1, 1997, Section 2.31 of the Plan is amended in its entirety to read as follows:

         2.31     Highly Compensated Employee
         ------------------------------------

                  (a) "Highly Compensated Employee" means, for a particular Plan Year, any Employee:

                      (i) who, during the current or the preceding Plan Year,
                  was at any time a 5-percent owner (as such term is defined in Code Section 416(i)(1)), or

                      (ii) for the Preceding Plan Year, received compensation
                  from the Controlled Group in excess of the amount in effect for such Plan Year under Code Section 414(q)(1)(B) and was in the top paid group of Employees for such Plan Year.

                  (b) "Highly Compensated Employee" shall include a former Employee whose Termination of Employment occurred prior to the Plan Year and who was a Highly Compensated Employee for the Plan Year in which his Termination of Employment occurred or for any Plan Year ending on or after his 55th birthday.

                  (c) For the purposes of this Subsection, the term "compensation" shall mean (i) for the period prior to January 1, 1998, the sum of an Employee's compensation under Section 5.9(c) and the Employee's Before-Tax Contributions (subject to the limitation described in Section 2.14) and elective or salary reduction contributions pursuant to a cafeteria plan under Code Section 125 or a tax-sheltered annuity under Code Section

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         403(b), and (ii) for the period commencing on and after January 1,
         1998, an Employee's compensation under Section 5.9(c) (subject to the limitation described in Section 2.14. For purposes of this Subsection, the term "top-paid group of Employees" shall mean that group of Employees of the Controlled Group consisting of the top 20 percent (20%) of such Employees when ranked on the basis of compensation paid by the Controlled Group during the preceding Plan Year.



                  6. Effective January 1, 1999, Section 3.1(b) of the Plan is amended in its entirety to read as follows:

                  (b) Each other Employee shall become an Eligible Employee on the first Enrollment Date following the date on which he meets the following requirements: (1) he is a Covered Employee, (2) he has attained age twenty-one (21), and (3) he has satisfied any additional eligibility requirements included in his Employer's Instrument of Adoption.


                  7. Effective February 3, 1997, Section 4.3 of the Plan is amended in its entirety to read as follows:

         4.3      Payments to Trustee
         ----------------------------

                  Before-Tax Contributions and After-Tax Contributions that are made by or for a Participant shall be transmitted by the Employers to the Trustee as soon as practicable, but in no event later than fifteen
         (15) days after the end of the calendar month in which such Contributions would otherwise have been paid to the Participant.


                  8. Effective January 1, 1997, the second paragraph of Section 4.7(b) of the Plan is deleted.


                  9. Effective January 1, 1997, the last sentence of the first paragraph of Section 4.7(d) of the Plan is amended in its entirety to read as follows:

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         For the purposes of this Subsection, the term "excess contributions"
         shall mean, for any Plan Year, the excess of (i) the aggregate amount of Before-Tax Contributions actually paid to the Trust on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Before-Tax Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Before-Tax Contributions made on behalf of Highly Compensated Eligible Employees beginning with the Highly Compensated Eligible Employee with the highest dollar amount of Before-Tax Contributions.


                  10. Effective January 1, 1997, the second paragraph of Section 4.7(d) of the Plan is deleted.


                  11. Effective January 1, 1997, the second paragraph of Section 4.8(b) of the Plan is deleted.


                  12. Effective January 1, 1997, the last sentence of the first paragraph of Section 4.8(c) of the Plan is amended in its entirety to read as follows:

         For purposes of this Subsection, the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (i) the aggregate amount of the Matching Employer Contributions and After-Tax Contributions actually paid to the Trust by or on behalf of Highly Compensated Eligible Employees for such Plan Year over (ii) the maximum amount of such Matching Employer Contributions and After-Tax Contributions permitted for such Plan Year under Subsection (a) of this Section, determined by reducing Matching Employer Contributions and After-Tax Contributions made on behalf of Highly Compensated Eligible Employees in order of their contribution percentages (as defined in Subsection (b) of this Section) beginning with the Highly Compensated Employee with the highest aggregate dollar amount of Matching Employer Contributions and After-Tax Contributions.



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                  13. Effective January 1, 1997, the second paragraph of Section
4.8(c) of the Plan is deleted.

                  14. Effective January 1, 1999, the first sentence of Section
4.12 of the Plan is amended in its entirety to read as follows:

         The Trustee shall, at the direction of the Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Covered Employee cash or other property acceptable to the Committee which shall have been distributed to the Covered Employee from a trust (which is described in Code Section 401(a) and exempt from tax under Code Section 501(a)) under another plan in which the Covered Employee was a participant or in a distribution which constitutes an "eligible rollover distribution" under Code Section 401(a)(31) or Code Section 402(c)(4) other than a distribution from an individual retirement account described in Code Section 408(d)(3)(A)(ii).


                  15. Effective January 1, 1999, Article IV of the Plan is amended by the addition of the following new Section at the end thereof:

         4.14     Alternative Testing Procedures
         ---------------------------------------

                  In applying the limitations set forth in Sections 4.6, 4.7 and 4.8, the Administrative Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in, and meeting the requirements of, Treasury Regulations under Code Sections 401(k) and 401(m) to any other qualified plan of the Controlled Group in applying the limitations set forth in Sections 4.6,
         4.7 and 4.8, (c) effective January 1, 1999, exclusion of all Eligible Employees (other than Highly Compensated Eligible Employees) who have not met the minimum age and service requirements of Code Section 410(a)(1)(A) in applying the limitations set forth in Sections 4.6, 4.7 and 4.8, or (d) any permissible combination thereof.


                  16. Effective April 1, 1998, Section 5.2(a) of the Plan is amended in its entirety to read as follows:

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                  (a) Each Participant who is a Covered Employee of a particular
         Employer shall receive an allocation to his Account of that Employer's Matching Employer Contributions with respect to a Plan Year, which allocation shall be made only with respect to the Participant's Before-Tax Contributions and After-Tax Contributions that do not exceed, in the aggregate, four and one-half percent (4 1/2) of his Compensation while an active covered Employee during that Plan Year.
         For purposes of this Subsection, Matching Employer Contributions shall be applied pro-rata to a Participant's After-Tax Contributions and Before-Tax Contributions.


                  17. Effective January 1, 1999, Section 5.2(a) of the Plan is amended in its entirety to read as follows:

                  (a) Each Participant who is a Covered Employee of a particular Employer and who has completed at least one Year of Service shall receive an allocation to his Account of that Employer's Matching Employer Contributions with respect to a Plan Year, which allocation shall be made only with respect to the Participant's Before-Tax Contributions and After-Tax Contributions that:

                      (i) do not exceed, in the aggregate, four and one-half
                  percent (4 1/2) of his Compensation while an active covered Employee during that Plan Year; and

                      (ii) are earned after his completion of one Year of
                  Service and prior to his Termination of Employment with his Employer.

         For purposes of this Subsection, Matching Employer Contributions shall be applied pro- rata to a Participant's After-Tax Contributions and Before-Tax Contributions.


                  18. Effective January 1, 1999, Section 5.7 of the Plan is deleted and reserved.


                  19. Effective January 1, 2000, Section 5.10 of the Plan is deleted and reserved.



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                  20. Effective April 1, 1998, the first sentence of Section
7.5(b) of the Plan is amended in its entirety to read as follows:

         Except as provided in Paragraphs (1) and (3) of this Subsection, each Participant may, pursuant to Sections 7.6, 7.7 and 7.8, direct that Before-Tax Contributions, After-Tax Contributions and Rollover Contributions made by or for him be invested in one or more Investment Funds.



                  21. Effective April 1, 1998, Section 7.5(b)(2) of the Plan is amended in its entirety to read as follows:

                  (2) Until a Participant attains age fifty-five (55), that portion of his Before-Tax Contributions and After-Tax Contributions that (i) have been contributed to the Plan before April 1, 1998 and
         (ii) have been used in determining the allocation of Matching Employer Contributions to his Account pursuant to Section 5.2 shall remain invested in the Company Stock Fund;


                  22. Effective April 1, 1998, the first parenthetical in
Section 7.6(a)(i) of the Plan, which reads "(except as provided in Subsection 7.8(c))," is deleted.


                  23. Effective April 1, 1998, Section 7.7(b) of the Plan is amended in its entirety to read as follows:

                  (b) Such directions can be executed on a daily basis in accordance with the policies and procedures for such directions established by the Plan Administrator and the Plan Trustee.


                  24. Effective June 10, 1996, Section 7.8(b) of the Plan is amended in its entirety to read as follows:

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                  (b) Such directions can be executed on a daily basis in
         accordance with the policies and procedures for such directions established by the Plan Administrator and the Plan Trustee.



                  25. Effective June 23, 1997, the second and third sentences of
Section 7.8(c)(1) of the Plan are amended in their entirety to read as follows:

         Any such direction which is received and acknowledged by the Plan Administrator within such period established by the Plan Administrator prior to the first day of any month (or such other date as the Plan Administrator may designate), shall be effected during such month (or such other date as the Plan Administrator may designate). Any such direction not effected in any month because it was not timely received or acknowledged with respect to such month shall be effected during the next following month (or such other date as the Plan Administrator may designate), as applicable.



                  26. Effective January 1, 1998, Sections 8.2(b) and 8.3(b) of the Plan are amended by replacing the term "$3,500" with the term "$5,000" in each place it appears therein.


                  27. Effective as of November 1, 1999, Section 8.5(a)(i) of the Plan is amended in its entirety to read as follows:

                  (i) The portion of such Account that is invested in the Company Stock Fund or the Caliber Stock Fund or the Caliber Stock Liquidating Fund shall be distributed in kind. Notwithstanding the previous sentence, a Participant may elect, in the form and manner prescribed by the Plan Administrator, to receive a distribution of the portion of such Account that is invested in the Company Stock Fund or the Caliber Stock Fund or the Caliber Stock Liquidating Fund in cash, provided, however, that if a Participant fails to make such an election, the portion of such Account that is invested in the Company Stock Fund or the Caliber Stock Fund or the Caliber Stock Liquidating Fund shall be distributed in kind. A distribution in kind shall occur by the transfer of whole shares of Company Stock or Caliber Stock, as applicable, and cash for any uninvested dividends allocable to such Participant. The value of such Company Stock or Caliber Stock, as

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         applicable, shall be the value determined as of the immediately preceding Valuation Date or such other date as may be required by law.



                  28. Effective January 1, 1997, Section 8.6(b)(i) of the Plan is amended in its entirety to read as follows:

                  (b) (i) Notwithstanding any other provision of the Plan, to the extent required under Code Section 401(a)(9), for purposes of a Participant who is a 5% owner (as defined in Code Section 416) or who attains age 70 1/2 prior to January 1, 1999, distribution of such Participant's Account must commence not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2, and for purposes of a Participant (other than a Participant who is a 5% owner (as defined in Code Section 416)) who attains age 70 1/2 on or after January 1, 1999, distribution of such Participant's Account must commence not later than the later of (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant incurs a Termination of Employment.


                  29. Effective July 1, 1998, the last sentence of Section 8.13(a) of the Plan is amended in its entirety to read as follows:

         Each loan shall be charged against the Participant's Account in the following order: first, against the Participant's Rollover Contributions Sub-Account (if any); second, to the extent necessary, against the Participant's Qualified Nonelective Contributions Sub-Account (if any); third, to the extent necessary, against the Participant's Matching Employer Contributions Sub-Account (if any); fourth, to the extent necessary against the Participant's Profit Sharing Contributions Sub-Account (if any); fifth, to the extent necessary, against the Participants's Before-Tax Contributions Sub-Account, and finally, to the extent necessary, against the Participant's Stock-Bonus Sub-Account.


                  30. Effective July 1, 1998, the second sentence of Section 8.13(b) of the Plan is amended in its entirety to read as follows:

         A Participant may only be granted two loans in any twelve month period and may only have one loan outstanding at any time.

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                  31. Effective July 1, 1998, Section 8.13(d)(4)(iii) of the
Plan is amended in its entirety to read as follows:

                  (iii) For purposes of loans taken prior to July 1, 1998, repayment within a specified period of time, which shall not extend beyond 5 years from the date the loan is made unless the loan proceeds are used to acquire a dwelling which, within a reasonable time (determined at the time the loan is made), is to be used as the principal residence of the Participant, in which case the repayment period may extend to 15 years; and for purposes of loans taken on or after July 1, 1998, repayment within a specified period of time, which shall not extend beyond 5 years from the date the loan is made.


                  32. Effective July 1, 1998, the portion of Section 8.13(d)(4)(v)(C) of the Plan before the colon (:) is amended in its entirety to read as follows:

                  (C) the loan shall become due and payable 90 days after the first to occur of the following default events (a "Default"):


                  33. Effective July 1, 1998, Section 8.13(e) of the Plan is amended in its entirety to read as follows:

                  (e) Notwithstanding any other provision of the Plan, a loan made pursuant to this Section shall be a first lien against the Participant's Loan Sub-Account. Any amount of principal or interest due and unpaid on the loan at the time of any Default on the loan shall be satisfied by deduction from the Participant's Loan Sub-Account, and shall be deemed to have been distributed to the Participant, as follows:

                           (1) In the case of a Participant who, at the time of
                  the Default, is an Employee and is not eligible to receive distribution of his Account under the provisions of Article VIII, (other than Hardship withdrawals under Section 8.9) at such time as he first becomes eligible to receive distribution of his Account under the provisions of this Article, (other than Section 8.9); or

                           (2)  In the case of any other Participant,
                  immediately upon such Default.


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                  34. Effective July 1, 1998, the last sentence of Section
8.13(f) of the Plan is amended in its entirety to read as follows:

         All loan repayments shall be invested in the Investment Funds pursuant to the Participant's direction under Sections 7.5, 7.6, 7.7 and 7.8 except that 20% of all loan repayments of amounts disbursed from the FDX Corp. Stock Fund shall be invested in the Company Stock Fund and the remaining 80% of all loan repayments of amounts disbursed from the FDX Corp. Stock Fund shall be invested in the Investment Funds pursuant to the Participant's direction under Sections 7.5, 7.6, 7.7 and 7.8.


                  35. Effective July 1, 1996, Section 8.13 of the Plan is amended by the addition of the following new subsection at the end thereof:

                  (g) Notwithstanding any other provision of the Plan, loan repayments will be suspended under the Plan as permitted under Code
         Section 414(u)(4) for Participants on a leave of absence for "qualified military service" (as defined in Section 12.15 of the Plan).


                  36. Effective January 1, 1996, Section 9.9 of the Plan is amended to read as follows:

         9.9      Interpretation of the Plan and Findings of Fact

                  (a) The Committee shall have sole and absolute discretion to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan), to make factual findings with respect to any issue arising under the Plan, to determine the rights and status under the Plan of Participants and other persons, to decide disputes arising under the Plan and to make any determinations and findings (including factual findings) with respect to the benefits payable thereunder and the persons entitled thereto as may be required for the purposes of the Plan. In furtherance of, but without limiting the foregoing, the Committee is hereby granted the following specific authorities, which it shall discharge in its sole and absolute discretion in accordance with the terms of the Plan (as interpreted, to the extent necessary, by the Committee):

                           (i) to resolve all questions (including factual
                  questions) arising under the provisions of the Plan as to any individual's entitlement to become a Participant;


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                           (ii) to determine the amount of benefits, if any,
                  payable to any person under the Plan (including, to the extent necessary, making any factual findings with respect thereto), and

                           (iii) to conduct the review procedures specified in
                  Article X.

         All decisions of the Committee as to the facts of any case, as to the interpretation of any provision of the Plan or its application to any case, and as to any other interpretative matter or other determination or question under the Plan shall be final and binding on all parties affected thereby, subject to the provisions of Article X.



                  37. Effective January 1, 1996, Section 10.2 of the Plan is amended by the addition of the following new subsection at the end thereof:

                  (f) To the extent that a Named Fiduciary is appointed to conduct the review procedure described above, such Named Fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Committee under
         Section 9.9 hereof.


                  38. Effective for orders issued after August 5, 1997, Section
12.2 of the Plan is amended by the addition of the following at the end thereof:

         Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or a part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.



                  39. Effective July 1, 1996, Article XII of the Plan is amended by the addition of the following Section at the end thereof:

         12.15    Military Service

                  Notwithstanding any other provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in

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


         accordance with Code Section 414(u). "Qualified military service" means any service in the uniformed services (as defined in chapter 43 of title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such chapter with respect to such service.



                  40. Effective April 1, 1998, Exhibit B of the Plan shall be replaced in its entirety in substantially the same form as attached hereto as Exhibit B.


                  IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed by its duly appointed officers.

                             ROADWAY EXPRESS, INC.
                             By: /s/ Thomas Lopienski
                                -----------------------------------------------
                             Title: Vice President of HR
                                   --------------------------------------------

                             By: /s/ J. Dawson Cunningham
                                -----------------------------------------------

                             Title: Executive V.P. & Chief Financial Officer
                                   --------------------------------------------

                             By: /s/ James Staley
                                -----------------------------------------------

                             Title:
                                   --------------------------------------------

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